UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) MARCH 1, 2005

                            GALAXY ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           COLORADO                    0-32237              98-0347827
(State or other jurisdiction of      (Commission           (IRS Employer
        incorporation)               File Number)        Identification No.)

              1331 - 17TH STREET, SUITE 730, DENVER, COLORADO 80202
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 293-2300

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 2, 2005, Dolphin Energy Corporation ("Dolphin"), a wholly-owned subsidiary of Galaxy Energy Corporation ("Galaxy"), deposited $7,000,000 in escrow as a condition precedent to an agreement to acquire an initial 58-1/3% working interest in 4,000 net undeveloped mineral acres in the Piceance Basin in Colorado. The terms of the acquisition are set forth in a Lease Acquisition and Development Agreement with Apollo Energy LLC and ATEC Energy Ventures, LLC, the Sellers. The Sellers were not willing to enter into the Agreement with Dolphin without having some agreement regarding the remaining 41-2/3% working interest in the subject properties. Since the management of Galaxy and its advisers had previously decided that it would be imprudent for Galaxy to accept any larger commitment than provided in the Agreement, it was necessary to find a third party to take the remaining working interest, and Marc A. Bruner was willing to provide a guaranteed payment of $2,000,000 to the Sellers and enter into an agreement with the Sellers to acquire a 16-1/3% working interest for such $2,000,000 with the option to acquire up to all of the then remaining 25% working interest in the subject properties by investing an additional $3,000,000. If Mr. Bruner invests the entire $5,000,000, his total working interest in the properties will be 41-2/3%. Mr. Bruner and Dolphin entered into a Participation Agreement to address certain rights and obligations as between them, pertaining to their acquisition agreements with the Sellers. Marc A. Bruner is a significant shareholder of Galaxy Energy Corporation, Chairman of Galaxy's Advisory Committee, and the father of Marc E. Bruner, the president and a director of Galaxy.

Under the Participation Agreement, Marc A. Bruner has the right, but not the obligation to deposit up to an additional $25,000,000 into escrow on or before August 1, 2005, while Dolphin has the right, but not the obligation, to deposit up to an additional $3,000,000 into escrow on or before December 1, 2005. Dolphin and Mr. Bruner have agreed that their respective ownership interests shall be based upon the amounts deposited into escrow and used to acquire the leases. Therefore, if both Dolphin and Mr. Bruner contribute their maximum amounts, their ownership interests in the leases will be Dolphin 25% and Bruner 75%.

Under the acquisition agreements with the Sellers, Dolphin and Mr. Bruner are obligated to drill one well by November 1, 2005 and nine additional wells by August 22, 2006. If they should fail to drill any of the nine wells, they are obligated to pay Sellers $500,000 for each well as liquidated damages or they are to reassign to Sellers any of the acreage covered by the leases that remains undrilled.

Dolphin and Mr. Bruner have agreed that each shall be responsible for its/his respective share of the cost of operations in accordance with the terms of the operating agreement, with such share based on the ownership interest at the time the cost is incurred.

Dolphin and Mr. Bruner have also agreed that for the first 36 months of operations under the operating agreement, Bruner shall assign all of his rights and obligations as operator, such that Dolphin shall be the contract operator or sub-operator under the operating agreement, and that Dolphin shall be entitled to a management fee of 10% of its costs as operator.


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

Funding for Dolphin's share of acquisition and project costs has been financed through a private placement of $7,695,000 in senior subordinated convertible notes. As of March 1, 2005, Galaxy had entered into Securities Purchase Agreements with several accredited investors (the "Investors") pursuant to which Galaxy agreed to sell, and the Investors agreed to purchase, in the aggregate, up to $7,695,000 principal amount of Senior Subordinated Convertible Notes and three-year warrants to purchase 307,800 shares of common stock at $1.88 per share. The notes may be converted by the holders into shares of common stock at a price of $1.88 per share.

Galaxy has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares issuable upon conversion of the notes and the shares issuable upon exercise of the warrants.

This summary description of the financing described by the agreements does not purport to be complete and is qualified in its entirety by reference to the form of the agreements and other documents that are filed as Exhibits hereto.

The press release issued by Galaxy on March 3, 2005 relating to the property acquisition is filed herewith as Exhibit 99.1.


ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

On March 1, 2005, Galaxy sold $7,695,000 principal amount of Senior Subordinated Convertible Notes and three-year warrants to purchase 307,800 shares of common stock at $1.88 per share to several accredited investors. The notes may be converted by the holders into shares of common stock at a price of $1.88 per share. See "Item 1.01 Entry Into a Material Definitive Agreement." Galaxy paid a placement agent fee of approximately $385,000.

A holder of a warrant is not permitted to exercise the warrant for a number of shares of common stock greater than the number that would cause the aggregate beneficial ownership of common stock of such holder and all persons affiliated with such holder to exceed 4.99% of Galaxy's then outstanding common stock. Both the number of warrants and the exercise price of the warrants are subject to anti-dilution adjustments in the event of certain stock splits, stock combinations and other similar transactions.

Based upon the sophistication and financial condition of the Investors, Galaxy relied upon the exemptions from registration under the Securities Act of 1933 contained in Section 4(2) of the Securities and/or Rule 506 of Regulation D promulgated under the Securities Act for the offer and sale of the notes and warrants.



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ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

REGULATION
S-K NUMBER                              DOCUMENT

  10.1 Lease Acquisition and Development Agreement between Dolphin Energy Corporation (Buyer/Operator) and Apollo Energy LLC and ATEC Energy Ventures, LLC (Seller/Non-Operator) dated February 22, 2005

  10.2 Participation Agreement between Dolphin Energy Corporation and Marc A. Bruner dated February 23, 2005

  10.3 Securities Purchase Agreement dated August 19, 2004 between Galaxy Energy Corporation and the Buyers named therein

  10.4          Form of Note

  10.5          Form of Common Stock Purchase Warrant

  10.6 Registration Rights Agreement dated March 1, 2005 between Galaxy Energy Corporation and the Buyers named therein

  10.7          Subordination Agreement

  99.1          Press release issued March 3, 2005


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GALAXY ENERGY CORPORATION


March 4, 2005                        By:  /s/ MARC E. BRUNER
                                        ----------------------------------------
                                           Marc E. Bruner, President















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